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                                                             Exhibit 4
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA

       MAR 03 1999

       No.  C 9767-91
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      /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                       CERTIFICATE OF AMENDMENT
                                   OF
                       ARTICLES OF INCORPORATION
                                   OF
                     KANAKARIS COMMUNICATIONS, INC.

     We, the undersigned Alex Kanakaris, President, and Branch Lotspeich, Secretary, of Kanakaris Communications, Inc., do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of March, 1999, adopted a resolution to amend the original articles as follows:

     Article FOURTH is hereby amended to read as follows:

     "The total authorized capital stock of the corporation shall be 100,000,000 shares of Common Stock, $.001 par value and 5,000,000 shares of Preferred Stock, $.01 par value.

     "The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

     That the said changes and amendment were consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon on September 29, 1997.



                                            /s/ Alex Kanakaris
                                            ----------------------------------
                                            Alex Kanakaris, President


                                            /s/ Branch Lotspeich
                                            ----------------------------------
                                            Branch Lotspeich, Secretary

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State of California )
County of Orange    )  SS.

On MARCH 2, 1999 before me, Donna L. Hokanson, Notary Public, personally appeared
ALEX KANAKARIS & BRANCH LOTSPEICH
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who proved to me on the basis of satisfactory evidence to be the person(s)
whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the

                                       WITNESS my hand and official seal.


                                       /s/ Donna L. Hokanson
                                       ---------------------------------------
                                       Donna L. Hokanson
                                       Commission expires March 20, 2002

                                                DONNA L. HOKANSON
                                                  COMM. #1178900
                                             NOTARY PUBLIC - CALIFORNIA
                                                  ORANGE COUNTY
                                           My Comm. Expires Mar. 20, 2002

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                           OPTIONAL INFORMATION
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       DESCRIPTION OF ATTACHED DOCUMENT
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                                                --------------------------
                                                      STATE OF NEVADA
                                                     SECRETARY OF STATE

                                                   I hereby certify that
                                                   this is a true and
                                                   complete copy of
                                                   the document as filed
                                                   in this office.

                                                        MAR 04 '99

                                                     /s/ Dean Heller
                                                       DEAN HELLER
                                                    Secretary of State

                                                    By /s/ C Morton
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